8x8, Inc. Reports Fourth Quarter and Fiscal 2020 Financial Results

Fiscal 2020 Total Revenue Increased 27% year-over-year to $446.2 million

Total ARR grew 34% in the fiscal fourth quarter

CAMPBELL, CA. - May 12, 2020 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the fourth quarter and full-year fiscal 2020 ended March 31, 2020.

Fourth Quarter Fiscal 2020 Financial Results:

•	Total revenue increased 29.6% year-over-year to $121.5 million.

•	Service revenue increased 30.2% year-over-year to $116.0 million.

•	GAAP Pre-Tax Loss was $50.0 million; Non-GAAP Pre-Tax Loss was $12.7 million.

Full-Year Fiscal 2020 Financial Results:

•	Total revenue increased 26.6% year-over-year to $446.2 million.

•	Service revenue increased 27.5% year-over-year to $426.5 million.

•	GAAP Pre-Tax Loss was $171.5 million; Non-GAAP Pre-Tax Loss was $58.6 million.

"We delivered solid fourth quarter and full-year results exceeding our guidance range, driven by continued momentum in the channel, mid-market and enterprise markets,” said Vik Verma, Chief Executive Officer at 8x8, Inc. "During this unprecedented time, 8x8’s cloud-based communications solutions have seen a tremendous surge in usage and provide a critical service supporting customers, partners and communities to stay connected, productive and responsive in remote work environments.”

“The digital transformation from on-premise to cloud was a business imperative before COVID-19, and even more so now as legacy systems in the marketplace do not meet evolving business continuity requirements. 8x8 is well positioned to remotely deliver an integrated platform for communications, collaboration, contact center and video meetings for long-term business resiliency," added Verma.

Q4 F2020 Business Metrics and Highlights:

Financial and Business Metrics

•
Bookings greater than $100K ARR: The Company closed a record 42 new customer deals in the fourth quarter of fiscal 2020 with ARR (annual recurring revenue) greater than $100,000. These deals represented 34% of new bookings for the quarter.

•	Channel bookings grew 63% year-over-year and represented 54% of new bookings.

•	Contact center bookings represented 30% of total new bookings and grew 76% year-over-year.

•	Total ARR: The Company's total annual recurring revenue is $426.4 million, an increase of 34% from the same period last year.

•	Total ARR greater than $100K: The Company had 611 customers that generated ARR greater than $100,000, compared with 408 customers in the same period last year, a 50% year-over-year growth.

•	Strong ARR growth by customer size:

•	Small Business customers (defined as companies whose revenue is less than $50 million) comprised 54% of Total ARR which grew 16% year-over-year.

•	Mid-market customers (defined as companies whose revenue is between $50 million and $1 billion) comprised 28% of Total ARR which grew 55% year-over-year.

•	Enterprise customers (defined as companies whose revenue is more than $1 billion) comprised 17% of Total ARR which grew 79% year-over-year.

•	Average annual service revenue per customer:*

◦	Small business was $4,748, compared with $4,577 in the same period last year, a 4% increase year-over-year.

◦	Mid-market was $42,934, compared with $34,484 in the same period last year, a 25% increase year-over-year.

◦	Enterprise was $174,305 compared with $137,857 in the same period last year, a 26% increase year-over-year.

•	GAAP service margin was 62% compared with 73% in the same period last year and Non-GAAP service margin was 67%, compared with 76% in the same period last year.*

•	GAAP gross margin was 53%, compared with 63% in the same period last year. Non-GAAP gross margin was 58%, compared with 66% in the same period last year.

•	Cash used in operating activities was $31.1 million. Cash and cash equivalents, restricted cash, and investments were $206.0 million at March 31, 2020.

* Please see note on “Reclassification” of Service Revenue.

Product Innovation Highlights

•
Launched 8x8 Meetings Pro, a paid video conference solution powered by Jitsi, an open source community for secure video meetings technology. Jitsi.org and 8x8 video meetings solutions will run on the Oracle Cloud Infrastructure, which offers optimized cloud security and performance.

•	Announced 8x8 video meetings solutions are available in the Oracle Cloud Marketplace.

•
Signed strategic partnership with Virgin Media Business, one of the UK’s largest business data network providers, to accelerate the cloud-adoption of voice, video meetings, chat and contact center solutions to over 50,000 private and public sector businesses.

•	Introduced 8x8 X Series and 8x8 Contact Center in Canada.

•	Introduced 8x8 Express in the United Kingdom.

•	Launched 8x8 Rapid Expansion Program to provide customers with the flexibility to quickly extend cloud communications to newly remote employees with no time or term commitment.

•	Partnered with Jabra to expand equipment offerings to include thirty-two models across the Jabra headset families can be used with 8x8 X Series, 8x8 Video Meetings and 8x8 Contact Center.

•	Launched 8x8 Referral Program for individuals, IT consultants, technology advisors and 8x8 customers in the United States, Canada and the United Kingdom to recommend 8x8 solutions.

•	Awarded 12 new patents in the quarter for a total of 221 patents awarded.

Reclassification:

The Company reclassified certain revenue and cost of revenue on our Consolidated Statement of Operations effective for the fourth quarter of fiscal 2020. Professional services revenue and cost of professional services revenue previously reported in service revenue and cost of service revenue are now reported in other revenue and cost of other revenue. Product revenue and cost of product revenue are also now reported in other revenue and cost of other revenue. The reclassifications did not have any impact on total revenue, consolidated net loss, or cash flows for any of the fiscal years presented. The Company has also reclassified these revenues for the prior periods presented in order to provide comparable historical financial information and has included a reconciliation table for fiscal 2020 and fourth quarter and full-year fiscal 2019 with this press release.

Giving effect to the reclassifications, Service Revenue and Service Margins for the fourth quarter and full-year of fiscal 2020 are reported as follows:

•
Service revenue increased 29.9% year-over-year to $112.5 million for the fourth quarter of fiscal 2020. Service revenue increased 27.3% year-over-year to $414.1 million for the full-year of fiscal 2020.

•	In the fourth quarter of fiscal 2020, GAAP service margin was 62% compared with 73% in the same period last year and Non-GAAP service margin was 67%, compared with 76% in the same period last year.

•	For the full-year of fiscal 2020, GAAP service margin was 65% compared with 74% in the same period last year and Non-GAAP service margin was 69%, compared with 76% in the same period last year.

Financial Outlook:

The Company is providing guidance for the first quarter of fiscal 2021 ending June 30, 2020. With the uncertainty surrounding the ongoing impact of COVID-19, the Company is not providing full-year fiscal 2021 guidance.

Q1 Fiscal 2021 Guidance:

•	Total Revenue in the range of $120.0 million to $121.0 million, representing approximately 24% to 25% year-over-year growth.

•	Service Revenue in the range of $112.5 million to $113.5 million, representing approximately 25% to 26% year-over-year growth.

•	Non-GAAP Pre-tax Loss of approximately $12.0 million.

Please note that Service Revenue guidance is post-reclassification and excludes Professional Services. The historical reporting of Service Revenue, pre-reclassification and includes Professional Services, is anticipated to be in the range of approximately $116.0 million to $117.0 million, representing 26% to 27% year-over-year growth. The Company will not be disclosing the historical reporting of Service Revenue after the first quarter of fiscal 2021.

We do not reconcile our forward-looking estimates of non-GAAP Pre-Tax Income (Loss) to the corresponding GAAP measures of GAAP Net Income (Loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP Pre-Tax Income (Loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections (including our guidance for the fiscal year and our path to profitability) are on a non-GAAP basis. See the Financial Metrics Sheet for Fourth Quarter Fiscal Year 2020 posted on the Company's investor relations website for the definition of operational and key business metrics referenced in this press release.

Conference Call Information:

Management will host a conference call to discuss earnings results on May 12, 2020 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In: (844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #5336659

Replay: (800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #5336659

Webcast: http://investors.8x8.com

Participants should plan to dial in or log on 15 minutes prior to the start time. A telephonic replay of the call will be available until May 19, 2020. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software-as-a-Service provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global cloud communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP Net Income (Loss) as Net Income (Loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, debt amortization expense, legal and regulatory costs, severance and related termination costs, and the provision for income taxes. Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Certain other income and expense items, such as acquisition and integration-related expenses, certain legal and regulatory costs, certain severance and related termination costs, and expenses for tax, have been excluded because management considers them not indicative of trends in the Company's ongoing operations.

GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US states and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income (loss) to derive Non-GAAP net income (loss) after taxes.

The Company defines non-GAAP Net Income (Loss) per share as non-GAAP Net Income (Loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: market acceptance of new or existing services and features we may offer from time to time; customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs; competitive pressures, and any changes in the competitive dynamics of the markets in which we compete; the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic; the quality and reliability of our services; customer cancellations and rate of churn; our ability to scale our business; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; risk of cybersecurity breaches and other unauthorized disclosures of customer data; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory requirements, including privacy, in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance; risks relating to the acquisition and integration of businesses we have acquired (for example, Wavecell Pte. Ltd.) or may acquire in the future, particularly if the acquired business operates in a different market space from us or is based in a region where we do not have significant operations; the amount and timing of costs associated with recruiting, training and integrating new employees; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; upfront investments, including the cost to support new strategic initiatives such as our cloud migration program with value-added resellers and other partners, to acquire more customers may not result in additional revenue from new or existing customers; introduction and adoption of our cloud software solutions in markets outside of the United States; risks related to our senior convertible notes and the related capped call transactions; implementation and effects of new accounting standards and policies in our reported financial results; and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	March 31,		March 31,
	2020	2019	2020	2019
Service revenue	$112,531	$86,632	$414,078	$325,305
Other revenue	8,947	7,135	32,159	27,281
Total revenue	121,478	93,767	446,237	352,586

Cost of revenue and operating expenses:
Cost of service revenue	43,114	23,163	145,013	86,122
Cost of other revenue	14,507	11,430	56,215	43,850
Research and development	20,155	18,064	77,790	62,063
Sales and marketing	65,420	49,525	240,013	177,976
General and administrative	24,436	19,010	87,025	72,208
Total operating expenses	167,632	121,192	606,056	442,219
Loss from operations	(46,154)	(27,425)	(159,819)	(89,633)
Other income (expense), net	(3,798)	(470)	(11,717)	1,463
Loss from operations before provision for income taxes	(49,952)	(27,895)	(171,536)	(88,170)
Provision for income taxes	148	236	832	569
Net loss	$(50,100)	$(28,131)	$(172,368)	$(88,739)

Net loss per share:
Basic and diluted	$(0.49)	$(0.29)	$(1.72)	$(0.94)

Weighted average number of shares:
Basic and diluted	102,743	95,879	99,999	94,533

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2020	March 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$137,394	$276,583
Restricted cash, current	10,376	—
Short-term investments	33,458	69,899
Accounts receivable, net	37,811	20,181
Deferred sales commission costs, current	22,444	15,601
Other current assets	35,679	15,127
Total current assets	277,162	397,391
Property and equipment, net	94,382	52,835
Operating lease, right-of-use assets	78,963	—
Intangible assets, net	24,001	11,680
Goodwill	128,300	39,694
Restricted cash, non-current	8,641	8,100
Long-term investments	16,083	—
Deferred sales commission costs, non-current	53,307	33,693
Other assets	19,802	2,965
Total assets	$700,641	$546,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$40,261	$32,280
Accrued compensation	22,656	18,437
Accrued taxes	10,251	13,862
Operating lease liabilities, current	5,875	—
Deferred revenue	7,105	3,336
Other accrued liabilities	37,277	6,790
Total current liabilities	123,425	74,705
Operating lease liabilities, non-current	92,452	—
Convertible senior notes, net	291,537	216,035
Other liabilities, non-current	2,496	6,228
Total liabilities	509,910	296,968
Stockholders' equity:
Common stock	103	96
Additional paid-in capital	625,474	506,949
Accumulated other comprehensive loss	(12,176)	(7,353)
Accumulated deficit	(422,670)	(250,302)
Total stockholders' equity	190,731	249,390
Total liabilities and stockholders' equity	$700,641	$546,358

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Years Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(172,368)	$(88,739)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,360	8,748
Amortization of intangible assets	8,842	6,175
Amortization of capitalized software	19,025	9,748
Amortization of debt discount and issuance costs	14,045	1,355
Amortization of deferred sales commission costs	19,541	14,204
Operating lease expense, net of accretion	14,971	—
Non-cash lease expenses	—	4,802
Stock-based compensation expense	70,878	44,508
Provision for doubtful accounts	3,479	1,115
Other	3,522	178
Changes in assets and liabilities:
Accounts receivable, net	(12,737)	(5,393)
Deferred sales commission costs	(46,421)	(25,286)
Other current and non-current assets	(33,137)	(4,337)
Accounts payable and accruals	2,159	17,252
Deferred revenue	4,936	802
Net cash used in operating activities	(93,905)	(14,868)
Cash flows from investing activities:
Purchases of property and equipment	(35,834)	(9,096)
Cost of capitalized software	(31,573)	(25,622)
Purchases of investments	(42,223)	(54,127)
Sales of investments	36,515	54,642
Proceeds from maturity of investments	25,950	50,700
Acquisition of businesses, net of cash acquired	(59,129)	(5,625)
Net cash (used in) provided by investing activities	(106,294)	10,872
Cash flows from financing activities:
Finance lease payments	(315)	(949)
Tax-related withholding of common stock	(6,550)	(7,823)
Proceeds from issuance of common stock under employee stock plans	14,330	12,202
Purchase of capped call transactions	(9,288)	(33,724)
Net proceeds from issuance of convertible debt	73,918	279,532
Net cash provided by financing activities	72,095	249,238
Effect of exchange rate changes on cash	(168)	(362)
Net increase (decrease) in cash, cash equivalents and restricted cash	(128,272)	244,880
Cash, cash equivalents and restricted cash, beginning of period	284,683	39,803
Cash, cash equivalents and restricted cash, end of period	$156,411	$284,683

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended				Years Ended
Reconciliation of GAAP to Non-GAAP Expenses:	March 31, 2020		March 31, 2019		March 31, 2020		March 31, 2019
GAAP cost of service revenue	$43,114		$23,163		$145,013		$86,122
Amortization of acquired intangible assets	(1,818)		(1,310)		(6,727)		(4,874)
Stock-based compensation expense and related employer payroll taxes(1)	(1,622)		(1,061)		(5,449)		(3,752)
Severance and related termination costs(2)	(2,182)		—		(2,744)		—
Non-GAAP cost of service revenue	$37,492		$20,792		$130,093		$77,496
Non-GAAP service margin (as a percentage of service revenue)	$75,039	66.7%	$65,840	76.0%	$283,985	68.6%	$247,809	76.2%

GAAP cost of other revenue	$14,507		$11,430		$56,215		$43,850
Stock-based compensation expense and related employer payroll taxes(1)	(728)		(499)		(3,122)		(1,775)
Acquisition and integration costs	—		—		(6)		—
Severance and related termination costs(2)	(287)		—		(716)		—
Non-GAAP cost of other revenue	$13,492		$10,931		$52,371		$42,075
Non-GAAP other margin (as a percentage of other revenue)	(4,545)	(50.8)%	(3,796)	(53.2)%	(20,212)	(62.9)%	(14,794)	(54.2)%

Non-GAAP gross margin (as a percentage of revenue)	$70,494	58.0%	$62,044	66.2%	$263,773	59.1%	$233,015	66.1%

GAAP research and development	$20,155		$18,064		$77,790		$62,063
Stock-based compensation expense and related employer payroll taxes(1)	(5,856)		(3,726)		(20,173)		(12,313)
Acquisition and integration costs	(95)		—		(225)		—
Severance and related termination costs(2)	(2,722)		—		(3,559)		—
Non-GAAP research and development (as a percentage of revenue)	$11,482	9.5%	$14,338	15.3%	$53,833	12.1%	$49,750	14.1%

GAAP sales and marketing	$65,420		$49,525		$240,013		$177,976
Amortization of acquired intangible assets	(875)		(314)		(2,115)		(1,301)
Stock-based compensation expense and related employer payroll taxes(1)	(5,688)		(3,549)		(20,534)		(11,951)
Acquisition and integration costs	(4)		—		(11)		—
Severance and related termination costs(2)	(2,544)		(203)		(4,437)		(516)
Non-GAAP sales and marketing (as a percentage of revenue)	$56,309	46.4%	$45,459	48.5%	$212,916	47.7%	$164,208	46.6%

GAAP general and administrative	$24,436		$19,010		$87,025		$72,208
Stock-based compensation expense and related employer payroll taxes(1)	(5,832)		(4,098)		(22,818)		(14,717)
Acquisition and integration costs	(162)		—		(2,371)		—
Legal and regulatory costs	(117)		(2,971)		730		(13,727)
Severance and related termination costs(2)	(2,682)		(617)		(4,661)		(1,202)
Non-GAAP general and administrative (as a percentage of revenue)	$15,643	12.9%	$11,324	12.1%	$57,905	13.0%	$42,562	12.1%

	Three Months Ended				Years Ended
Reconciliation of GAAP to Non-GAAP Expenses:	March 31, 2020		March 31, 2019		March 31, 2020		March 31, 2019
GAAP other income (expense), net	$(3,798)		$(470)		$(11,717)		$1,463
Debt amortization expense	4,058		1,355		14,045		1,355
Non-GAAP other income, net (as a percentage of revenue)	$260	0.2%	$885	0.9%	$2,328	0.5%	$2,818	0.8%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(50,100)		$(28,131)		$(172,368)		$(88,739)
Amortization of acquired intangible assets	2,693		1,624		8,842		6,175
Stock-based compensation expense and related employer payroll taxes(1)	19,726		12,933		72,096		44,508
Acquisition and integration costs	261		—		2,613		—
Legal and regulatory costs	117		2,971		(730)		13,727
Severance and related termination costs(2)	10,417		820		16,117		1,718
Debt amortization expense	4,058		1,355		14,045		1,355
Provision for income taxes	148		236		832		569
Non-GAAP net loss before taxes (as a percentage of revenue)	$(12,680)	(10.4)%	$(8,192)	(8.7)%	$(58,553)	(13.1)%	$(20,687)	(5.9)%
Non-GAAP tax expense	148		236		832		569
Non-GAAP net loss after taxes (as a percentage of revenue)	$(12,828)	(10.6)%	$(8,428)	(9.0)%	$(59,385)	(13.3)%	$(21,256)	(6.0)%

Shares used in computing non-GAAP net loss per share:
Basic and diluted	102,743		95,879		99,999		94,533

GAAP net loss per share - Diluted	$(0.49)		$(0.29)		$(1.72)		$(0.94)
Non-GAAP net loss before taxes per share - Diluted	$(0.12)		$(0.09)		$(0.59)		$(0.22)
Non-GAAP net loss after taxes per share - Diluted	$(0.12)		$(0.09)		$(0.59)		$(0.22)

(1) Beginning in the three months ended December 31, 2019, employer payroll taxes are included as a non-GAAP reconciling item.
(2) In the fourth quarter of fiscal 2020, the Company committed to an operational plan to adjust our cost structure, reorganize departments, and remove redundant functions across the Company. Severance and related termination costs in fiscal 2020 included severance cost of $5.9 million and transition cost of $1.0 million related to this initiative.

8x8, Inc.
NON-GAAP FINANCIAL MEASURES RECLASSIFICATIONS
(In thousands, unaudited)

	As Previously Reported
	Three Months Ended	Year Ended		Three Months Ended
	March 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2019	2019	2019	2019	2019	2020
REVENUE
Pre-Reclassification
Service revenue	$89,060	$334,438	$92,372	$104,529	$113,566	$115,995
Product revenue	4,707	18,148	4,303	4,988	5,001	5,483
Total revenue	93,767	352,586	96,675	109,517	118,567	121,478

Reclassifications
Service revenue(1)	$(2,428)	$(9,133)	$(2,533)	$(3,184)	$(3,203)	$(3,464)
Product revenue(2)	(4,707)	(18,148)	(4,303)	(4,988)	(5,001)	(5,483)
Other revenue	7,135	27,281	6,836	8,172	8,204	8,947
Total revenue	—	—	—	—	—	—

Post-Reclassification
Service revenue	$86,632	$325,305	$89,839	$101,345	$110,363	$112,531
Other revenue	7,135	27,281	6,836	8,172	8,204	8,947
Total revenue	93,767	352,586	96,675	109,517	118,567	121,478

COST OF REVENUE
Pre-Reclassification
Cost of service revenue	$25,939	$96,791	28,926	$39,042	$44,393	$44,745
Cost of product revenue	5,784	22,780	5,724	6,502	6,893	6,239
Non-GAAP cost of revenue	31,723	119,571	34,650	45,544	51,286	50,984

Reclassifications
Cost of service revenue(1)	$(5,147)	$(19,295)	$(5,933)	$(6,483)	$(7,344)	$(7,253)
Cost of product revenue(2)	(5,784)	(22,780)	(5,724)	(6,502)	(6,893)	(6,239)
Cost of other revenue	10,931	42,075	11,657	12,985	14,237	13,492
Non-GAAP cost of revenue	—	—	—	—	—	—

Post-Reclassification
Cost of service revenue	$20,792	$77,496	$22,993	$32,559	$37,049	$37,492
Cost of other revenue	10,931	42,075	11,657	12,985	14,237	13,492
Non-GAAP cost of revenue	31,723	119,571	34,650	45,544	51,286	50,984

(1) Represents the reclassification of professional services revenue and cost of professional services revenue previously reported in service revenue and cost of service revenue to now be reported in other revenue and cost of other revenue.
(2) Represents the reclassification of product revenue and cost of product revenue previously reported on a standalone basis to now be reported in other revenue and cost of other revenue.